As filed with the Securities and Exchange Commission on December 23, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

GENESIS MICROCHIP INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0584301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California	95002
(Address of Principal Executive Offices)	(Zip Code)

1997 Employee Stock Option Plan
2000 Nonstatutory Stock Option Plan
1997 Employee Stock Purchase Plan
(Full title of the plans)

James E. Donegan
Chairman and Chief Executive Officer
Genesis Microchip Inc.
2150 Gold Street
Alviso, CA 95002
(Name and address of agent for service)

(408) 262-6599
(Telephone number, including area code, of agent for service)

Copy to:
Selim Day, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market, Spear Tower, Suite 3300
San Francisco, CA 94105
(415) 947-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001, approved for issuance under the 1997 Employee Stock Option Plan	1,095,047	$14.50(1)	$15,878,182	$1,461

Common Stock, par value $0.001, approved for issuance under the 2000 Nonstatutory Stock Option Plan	469,306	$14.50(1)	$ 6,804,937	$ 626

Common Stock, par value $0.001, approved for issuance under the 1997 Employee Stock Purchase Plan	493,909	$12.325(2)	$ 6,087,428	$ 560

TOTALS:	2,058,262	—	$28,770,547	$2,647

(1)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on December 19, 2002.

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on December 19, 2002.

REGISTRATION STATEMENT

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

On February 21, 2002, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-83170) with the Securities and Exchange Commission to register shares of the Company’s common stock that were reserved for issuance pursuant to options granted under, among other plans, the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan. That Registration Statement is incorporated herein by this reference.

The Registrant is filing this Registration Statement on Form S-8 to register additional shares of its common stock that have been reserved for issuance pursuant to options granted under the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan.

Pursuant to the “evergreen” provisions of the 1997 Employee Stock Option Plan, effective April 1, 2002, the number of shares of the Company’s common stock for which options may be granted under that plan was increased by 1,095,047 shares.

Pursuant to the “evergreen” provisions of the 2000 Nonstatutory Stock Option Plan, effective April 1, 2002, the number of shares of the Company’s common stock for which options may be granted under that plan was increased by 469,306 shares.

Pursuant to the “evergreen” provisions of the 1997 Employee Stock Option Plan, effective November 1, 2002, the number of shares of the Company’s common stock for which options may be granted under that plan was increased by 493,909 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

4.1*	Certificate of Incorporation of Genesis Microchip Inc.

4.2**	The 1997 Employee Stock Option Plan

4.3**	The 2000 Nonstatutory Stock Option Plan

4.4**	The 1997 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

*	Incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A filed with the Commission on July 29, 2002.

**	Incorporated herein by reference to the Company’s Registration Statement on Form S-8 (File No. 333-83170) filed with the Commission on February 21, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on this 20th day of December, 2002.

GENESIS MICROCHIP INC.

By:	/s/ ERIC ERDMAN
Eric Erdman Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Donegan and Eric Erdman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES E. DONEGAN James E. Donegan	Chairman and Chief Executive Officer	December 20, 2002

/s/ ERIC ERDMAN Eric Erdman	Chief Financial Officer and Chief Accounting Officer	December 20, 2002

/s/ TIM CHRISTOFFERSEN Tim Christoffersen	Director	December 20, 2002

Jeffrey Diamond	Director	December 20, 2002

/s/ GEORGE A. DUGUAY George A. Duguay	Director	December 20, 2002

/s/ ROBERT H. KIDD Robert H. Kidd	Director	December 20, 2002

Alexander S. Lushtak	Director	December 20, 2002

Chandrashekar M. Reddy	Director	December 20, 2002

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page)